As filed with the Securities and Exchange Commission on August 2, 2004

                                                     1933 Act File No. 33-
                                                     1940 Act File No. 811-05617


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 10549

                                    FORM N-2

                          (CHECK ALL APPROPRIATE BOXES)

         |_|   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     |_|  Pre-Effective Amendment No.  ____
                     |_|  Post-Effective Amendment No. ____

                                     and/or

      |X|  REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                             |X|  Amendment No. 10

                            TAIWAN GREATER CHINA FUND
               (Exact name of Registrant as Specified in Charter)


                              Bank Tower, Room 1001
                             205 Dun Hua North Road
                           Taipei 105, Taiwan, R.O.C.
                     (Address of Principal Executive Offices
                    (Number, Street, City, State, Zip Code))


                                 1-800-343-9567
              (Registrant's Telephone Number, including Area Code)

                               Patricia Baronowski
                         Citigate Financial Intelligence
                          111 River Street, Suite 1001
                            Hoboken, New Jersey 07030
            (Name and Address (Number, Street, City, State, Zip Code)
                             of Agent for Service)

                                    COPY TO:

          Marc E. Perlmutter, Esq.                     Edwin C. Laurenson, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP              Baker & MacKenzie
        1285 Avenue of the Americas                        805 Third Avenue
       New York, New York 10019-6064                   New York, New York 10022
                212-373-3000                                 212-751-5700

                                EXPLANATORY NOTE

         This filing is made solely for the purpose of filing as an Exhibit the Amended and Restated By-laws of the Taiwan Greater China Fund (the "Trust"). The Amended and Restated By-laws incorporate amendments to reflect the Trust's recent name change and to Section 7 of Article 3 and Section 1 of Article 12 of the Trust's By-laws, as approved by the Board of Trustees of the Trust on July 21, 2004.

                                     PART C

                                OTHER INFORMATION


Item 24.  Financial Statements and Exhibits

(2)  Exhibits

         (b) Amended and Restated By-laws filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Hartford, Connecticut on the 2nd day of August, 2004.

                                                 TAIWAN GREATER CHINA FUND


                                                 By: /s/ Steven R.Champion
                                                     -------------------------
                                                     Steven R. Champion
                                                     Chief Executive Officer
                                                     and President